As filed with the Securities and Exchange Commission on April 21, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CAN-FITE BIOPHARMA LTD.

(Exact name of registrant as specified in its charter)

State of Israel	Not applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

10 Bareket Street

Kiryat Matalon, P.O. Box 7537

Petach-Tikva 4951778, Israel

(Address of Principal Executive Offices)

Can-Fite BioPharma Ltd. 2013 Global Incentive Option Scheme

(Full title of the plan)

Puglisi & Associates 850 Library Avenue
Newark, Delaware 19711
(302) 738-6680

(Name, Address and Telephone Number of Agent For Service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Ronen Kantor, Esq. Doron, Tikotzky, Kantor, Gutman, Ness, Amit Gross and Co. B.S.R. 4 Tower, 33 Floor 7 Metsada Street, Bnei Brak 5126112 Israel Tel: (+972) (3) 613-3371	Gary Emmanuel, Esq. Eyal Peled, Esq. Greenberg Traurig, P.A. One Azrieli Center Round Tower, 30th Floor 132 Menachem Begin Rd Tel Aviv, Israel 6701101 +1 212 801 9337

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Can-Fite BioPharma, Ltd. (the “Company”) previously filed a registration statement on Form S-8 (SEC File No. 333-227753) with the Securities and Exchange Commission (the “SEC”) in connection with the registration of an aggregate of 2,663,258 ordinary shares. This previously-filed registration statement is referred to as the “Prior Registration Statement.”

In accordance with General Instruction E to Form S-8, the Company is filing this registration statement on Form S-8 solely to register an additional 32,534,566 ordinary shares, no par value, over and above the number of ordinary shares issuable pursuant to the Can-Fite BioPharma Ltd. 2013 Global Incentive Option Scheme that were registered under the Prior Registration Statement. Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statement are hereby incorporated by reference in their entirety, with the exception of Items 3 and 8 of Part II of such Prior Registration Statement, each of which is amended and restated in its entirety herein.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following additional documents, which have been filed by the Company with the SEC are incorporated by reference in and made a part of this registration statement, as of their respective dates:

(a)	The Company’s Annual Report on Form 20-F for the year ended December 31, 2022 filed with the Commission on March 30, 2023;

(b)	The Company’s reports of foreign private issuer on Form 6-K furnished with the Commission on January 10, 2023, January 11, 2023, January 13, 2023, January 13, 2023, January 24, 2023, February 14, 2023, February 21, 2023, February 22, 2023, March 13, 2023, March 30, 2023, and April 10, 2023 (to the extent expressly incorporated by reference into the Registrant’s effective registration statements filed by us under the Securities Act); and

(c)	The description of our ordinary shares contained in Exhibit 2.1 to our Annual Report on Form 20-F for the year ended December 31, 2019, filed with the SEC on March 27, 2020, and any amendment or report filed for the purpose of further updating that description.

In addition to the foregoing, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and all reports on Form 6-K subsequently filed by the Registrant which state that they are incorporated by reference herein, prior to the filing of a post- effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents and reports.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement herein, or in any subsequently filed document which also is or is deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 8. Exhibits.

Exhibit No.	Exhibit Description
4.1	Form of Amended and Restated Deposit Agreement, by and among Can-Fite BioPharma Ltd., The Bank of New York Mellon and the Owners and Holders of American Depositary Shares, dated September 11, 2013 (incorporated by reference to the Registration Statement on Form 8-A filed with the SEC on November 15, 2013)

4.2	Form of American Depositary Receipt evidencing American Depositary Shares (annexed as Exhibit A to Exhibit 4.1)

5.1	Opinion of Doron, Tikotzky, Kantor, Gutman, Ness, Amit Gross and Co., Israeli counsel to Registrant (including consent).

23.1	Consent of Kost Forer Gabbay & Kasierer,.

23.2	Consent of Doron, Tikotzky, Kantor, Gutman, Ness, Amit Gross and Co. (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page)

99.1	Can-Fite BioPharma Ltd. 2013 Global Incentive Option Scheme (incorporated by reference to the Annual Report on Form 20-F filed with the SEC on March 27, 2015)

107	Filing Fee Table

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Petach Tikva, State of Israel on this 21st day of April 2023.

CAN-FITE BIOPHARMA LTD.

By:	/s/ Pnina Fishman, Ph.D.
Pnina Fishman, Ph.D.
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTED, that each director and officer of CAN-FITE BIOPHARMA LTD. whose signature appears below hereby appoints Pnina Fishman, Ph.D. and Motti Farbstein, and each of them severally, acting alone and without the other, his/her true and lawful attorney-in-fact with full power of substitution or re-substitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign on such person’s behalf, individually and in each capacity stated below, any and all amendments, including post-effective -amendments to this Registration Statement, and to sign any and all additional registration statements relating to the same offering of securities of the Registration Statement that are filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/ Pnina Fishman	Chief Executive Officer and Director	April 21, 2023
Pnina Fishman, Ph.D.	(principal executive officer)

/s/ Motti Farbstein	Chief Operating and Financial Officer	April 21, 2023
Motti Farbstein	(principal financial officer and principal accounting officer)

/s/ Ilan Cohen, Ph.D.	Chairman of the Board	April 21 2023
Ilan Cohen, Ph.D.

/s/ Guy Regev	Director	April 21, 2023
Guy Regev

/s/ Abraham Sartani	Director	April 21, 2023
Abraham Sartani

/s/ Yoseph Borenstein	Director	April 21, 2023
Yoseph Borenstein

/s/ Yaacov Goldman	Director	April 21, 2023
Yaacov Goldman

II-2

AUTHORIZED REPRESENTATIVE

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Can-Fite BioPharma Ltd. has signed this registration statement on April 21, 2023.

Puglisi & Associates

By:	/s/ Donald J. Puglisi
	Name:	Donald J. Puglisi
	Title:	Authorized Representative

II-3